Exhibit 10.6

PATENT LICENSE AGREEMENT

THIS AGREEMENT is entered into as of the Effective Date (as defined below) by and between U.S. WELL SERVICES, LLC, a Delaware limited liability company (“Licensor”), having its principal place of business at 1360 Post Oak Blvd, Suite 1800 Houston, Texas 77056 on the one hand;

AND

PROFRAC MANUFACTURING, LLC, a Texas, limited liability company (“Licensee”), on the other hand.

RECITALS

WHEREAS Licensor owns all substantial rights in the Licensed Patents, as defined below;

WHEREAS Licensee and Licensor seek to enter into an agreement whereby Licensee will be allowed to license and build up to twenty (20) hydraulic fracturing fleets upon terms and conditions contained herein.

WHEREAS the Parties represent that the following agreement is their true and just intention.

NOW THEREFORE, for and in consideration of the payments to be made by Licensee hereunder and the other covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is covenanted and agreed by and between the Parties (as defined below) hereto that:

1.	DEFINITIONS

The following terms, whenever used herein shall unless the context otherwise requires, have the following meanings:

1.1

“Affiliate” of a Party shall mean any person or entity that directly or indirectly controls, is directly or indirectly controlled by, or under direct or indirect common control with such Party. For purposes of this definition, “control” (including, with correlative meanings, “controlled by” and “under direct or indirect common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership, ownership or control of voting securities, by contract, or otherwise.

1.2	“Agreement” means this Patent License Agreement and any appendices.

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1.3	“Double Pumper Electric Pump” means a dual or double Electric Pump.

1.4

“Effective Date” means the date on which Licensor and Licensee execute this Agreement, or, to the extent the Parties do not execute this Agreement on the same date, the latest date that any such Party executes the Agreement.

1.5	“Electric Pump” means a pump powered by an electric motor.

1.6

“Fleet” means equipment used by an end-user for hydraulic fracturing operations which comprises (i) at least one Electric Pump but not more than twenty-four (24) Electric Pumps and/or at least one but no more than twelve (12) Double Pumper Electric Pumps and (ii) no more than one centralized monitoring and control system, and which is configured to deliver total fracturing power of no more than 72,000 hydraulic horsepower. For clarity, hydraulic fracturing equipment which (i) comprises more than twenty-four (24) Electric Pumps or more than twelve (12) Double Pumper Electric Pumps, (ii) comprises more than one centralized monitoring and control system, or (iii) is configured to deliver more than 72,000 hydraulic horsepower shall be considered to be more than one Fleet, even if said equipment were sold or leased in a single transaction to a single third-party customer.

1.7

“Licensed Patents” means (i) United States Patent Nos. 8,789,601; 9,410,410; 9,611,728; 9,650,871; 9,650,879; 9,970,278; 9,745,840; 10,337,308; 10,408,030; 9,587,649; 10,655,435; 10,408,031; 10,648,311; 10,280,724; 10,526,882, (ii) any foreign counterparts, continuations, continuations-in-part, divisionals, reissues, or reexaminations of the patents in (i), (iii) any other patents or patent applications to which any of the patents in (i) directly or indirectly claim priority, and (iv) any other patents or patent applications sharing a common priority with the patents in (i).

1.8

“Licensed Product” means a system that is leased to an end-user for ultimate use in hydraulic fracturing operations in an oil or gas well covered by any of the Licensed Patents, including all equipment of a Fleet, and including, without limitation, all ancillary equipment relative to a Fleet (e.g., data van control systems, monitoring systems, blender, and other backside equipment). A Licensed Product shall not be sold or offered for sale.

1.9	A “Party” to this Agreement means Licensor or Licensee, as the case may be, and “Parties” shall be construed accordingly.

1.10	“Term” means the term described in Section 5 of this Agreement.

1.11	“Territory” means and is limited to the United States.

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2.	LICENSOR’S GRANT OF LICENSE; COVENANT; MUTUAL RELEASES; DISMISSAL

2.1

Licensor License to Licensee. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, a limited, non-transferable (except as permitted in this Agreement), and non-exclusive license to make, offer to lease, and lease Licensed Products under the Licensed Patents, solely during the Term and solely for use in a number of Fleets equal to the Total Fleet Count (as defined in Section 4.1) then in effect. For clarity, the license granted herein specifically excludes any right to make, any sale or offer for sale, or any lease or offer to lease, of Licensed Products for uses that do not meet the limitations of a Fleet, including the number of Electric Pumps or Double Pumper Electric Pumps in a Fleet.

3.	LIMITATIONS TO LICENSOR’S LICENSE AND COVENANT TO LICENSEE

3.1

Except as explicitly provided in Section 12 of this Agreement, Licensee shall not be entitled to assign or otherwise transfer any of its rights under this Agreement. Except to the extent as may be necessary to build, construct, manufacture, and assemble the Licensed Products, Licensee shall not be entitled to sublicense its rights under this Agreement.

3.2

Licensed Products that are subject to a lease shall remain a “leased” Licensed Product until the lease expires and/or is terminated, and the Licensed Products are returned to the physical possession of Licensee. Should Licensee anticipate leasing more than twenty (20) Fleets of Licensed Products in the Territory in the future, the Parties agree to negotiate in good faith for a license with respect to any such additional Fleet(s).

3.3

The license and other rights granted to Licensee herein are subject to all restrictions and limitations set out in the present Agreement. All rights not expressly granted to Licensee are hereby expressly reserved.

3.4

Nothing in this Agreement shall be construed as conveying to Licensee or a third-party, including purchaser or lessee of Licensed Products from Licensee, any right, whether explicitly, by principles of implied license, or otherwise, to combine a Licensed Product with any other product(s) other than in a Fleet.

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4.	CONSIDERATION FOR LICENSOR’S LICENSE AND COVENANT TO LICENSEE; ACCOUNTING

4.1

Payments for Licensed Products. Licensee shall purchase one license for each Licensed Product. Upon the Effective Date and in consideration for the conversion of that certain Convertible Senior Secured (Third Lien) PIK Note dated June 24, 2021 by U.S. Well Services, Inc., a Delaware corporation and parent company of Licensor (the “Note”), Licensee hereby purchases three (3) licenses (“Initial Licenses”), each for a Licensed Product applicable to a Fleet. During the five (5) year period beginning on the Effective Date, Licensee shall be permitted to purchase (a) up to seven (7) additional licenses (“Section 4.1(a) Licenses”) and (b) after purchasing the Section 4.1(a) Licenses, up to ten (10) additional licenses (“Section 4.1(b) Licenses” and, together with the Section 4.1(a) Licenses, the “Additional Licenses”), each for an additional Licensed Product applicable to a Fleet under and in accordance with this Agreement. The purchase Price for each Section 4.1(a) License shall be Seven Million Five Hundred Thousand & 00/100 ($7,500,000.00), and the purchase price for each Section 4.1(b) License shall be Nine Million & 00/100 ($9,000,000.00) (as applicable, the “License Fee”), except as modified by Section 4.2. Each License Fee is non-refundable. Each license covers one Licensed Product only and neither the Initial Licenses or the Additional Licenses are transferable from one Licensed Product to another. The total number of licenses purchased under the terms hereof is referred to as the “Total Fleet Count.”

4.2

Excluding any license granted (a) to any Affiliate of Licensor, (b) in connection with a joint venture, technology collaboration arrangement or strategic partnerships entered into by Licensor or any of its Affiliates or (c) in connection with the settlement or other resolution of a dispute or claim related to the Licensed Products or any licensed patents, if Licensor grants the same or equivalent license for a Licensed Product as provided under the terms hereof to any other licensee for a purchase price that is less than the applicable License Fee as then in effect for Licensee to acquire an Additional License under the terms of Section 4.1, from and after the effective date of such license, the License Fee for any Additional License purchased thereafter shall be the same as the lesser fee paid by the other licensee.

4.3

Timing of Payments. Full payment for the Initial Licenses shall occur immediately upon conversion of the Note under the terms thereof. Payment for each Additional License shall be made within no less than ten (10) business days after Licensee’s election to acquire an Additional License under the terms of Section 4.1, provided that the applicable license shall only be granted and in effect upon and after receipt of such payment.

4.4

Method of Making Payments. All payments that Licensee is required to make to Licensor shall be made by wire transfer in U.S. dollars and in immediately available funds to Licensor’s bank account, as provided in Appendix A. Licensor may at its sole discretion change the banking information for the wire transfer provided in Appendix A by providing notice of the new banking information to Licensee pursuant to Section 10.

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5.	TERM

5.1	This Agreement shall not be binding on the Parties until it has been signed below by all Parties, at which time it shall be deemed effective as of its Effective Date.

5.2

Subject to earlier termination in accordance with Section 6, the license granted under Section 2.1 of this Agreement is effective as of the Effective Date and continues in full force through the expiration or invalidation of the last surviving Licensed Patent, such period being the “Term” of this Agreement.

6.	TERMINATION

6.1	Licensor may, without prejudice to any and all rights and remedies available to Licensor under this Agreement and at law, terminate the license under Section 2.1 for any of the following:

6.1.1

Licensee fails to perform any payment obligations under Section 4.1, or Licensee otherwise breaches a material term of this Agreement and fails to cure within thirty (30) business days after receipt of written notice specifying the nature of such failure;

6.1.2	Licensee makes a general assignment for the benefit of creditors or enters into liquidation; or

6.1.3	a receiver, trustee in bankruptcy or similar office of all or substantially all of the property of Licensee is appointed and not removed within ninety (90) days.

6.2

Licensee may, without prejudice to any and all rights and remedies available to Licensee under this Agreement and at law, terminate this Agreement if each and all of the Licensed Patents become invalid or unenforceable as determined by either the United States Patent and Trademark Office or a court of competent jurisdiction, after all appeals have been exhausted or rights of appeal have lapsed.

6.3	In the event of such termination, the license and any other rights received by Licensee under this Agreement shall terminate, and Licensee shall have no rights with respect to the Licensed Patents.

6.4

Termination shall not excuse either Party from any of their obligations incurred hereunder prior to the date of termination. In addition, any expiration or termination of the Agreement in accordance with the terms of this Section shall not relieve Licensee of its obligation to account for and make payments pursuant to the terms of the Agreement for all Licensed Products leased. Notwithstanding any other provision in this Agreement to the contrary, each Party shall also be entitled to recover its costs and attorney’s fees incurred in connection with any action to recover any unpaid amounts and interest.

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7.	MARKING

Consistent with 35 U.S.C. §287, Licensee shall mark any and all Licensed Products made and leased by Licensee in the United States with an appropriate patent marking, either virtual or physical, identifying, to the extent informed by Licensor, the pendency of any U.S. patent application and/or any issued U.S. patent forming any part of the Licensed Patent rights. It shall be the responsibility of Licensor to inform Licensee of any change required for any patent marking updates, including maintaining and updating any virtual patent marking website controlled by Licensor.

8.	MAINTENANCE AND SUPPORT

During the Term of this Agreement, upon Licensee’s request, Licensor shall provide or cause to be provided to Licensee manuals, procedures, methods, instructions, and support services reasonably requested in connection with the Fleets, the Licensed Patents, or the Licensed Products. Also, upon Licensee’s request, Licensor shall provide or cause to be provided any maintenance and support services reasonably necessary to construct or assemble three (3) operable Fleets. Licensor’s maintenance and support services are limited to forty (40) hours requiring an engineer or equivalent and no more than sixty (60) hours total. Any additional maintenance and support services provided thereafter shall be made available upon reasonable advance request by Licensee and may be charged at reasonably allocated costs on fair and reasonable terms to be mutually agreed upon by the Parties.

9.	WARRANTIES AND INDEMNIFICATION

9.1	Each Party represents, covenants, and warrants that it has the authority and right to convey the rights or accept the obligations created hereunder.

9.2

LICENSOR MAKES NO REPRESENTATION AND NO WARRANTY WHATSOEVER THAT THE MAKING, USING OR SELLING OF LICENSED PRODUCTS OR PROVIDING SERVICES COVERED BY THE CLAIMS OF THE LICENSED PATENTS WILL NOT USE OR INFRINGE, DIRECTLY, CONTRIBUTORILY, OR BY INDUCEMENT UNDER THE LAWS OF ANY COUNTRY, ANY PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHT OWNED BY ANY ENTITY OTHER THAN LICENSOR AS OF THE EFFECTIVE DATE.

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9.3

Each Party further represents and warrants that in executing this Agreement, it does not rely on any promises, inducements or representations made by any person, whether a Party to this Agreement or otherwise, with respect to this Agreement or any other business dealing with any person, whether or not a Party to this Agreement, now or in the future.

9.4

Nothing contained in this Agreement shall be construed as a warranty or representation by Licensor as to the validity or scope of any Licensed Products. Furthermore, nothing in this Agreement shall be construed as an obligation by Licensor to maintain any one or more of such Licensed in force.

9.5

THE LICENSED PATENTS ARE LICENSED “AS IS” AND ANY AND ALL OTHER WARRANTIES OR CONDITIONS OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING THOSE OF MERCHANTABILITY, NON-INFRINGEMENT AND/OR FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY EXCLUDED.

9.6

IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS, FOR BUSINESS INTERRUPTION, FOR FAILURE TO MEET ANY DUTY OF GOOD FAITH OR OF REASONABLE CARE, FOR NEGLIGENCE, OR FOR ANY OTHER PECUNIARY LOSS OR OTHER LOSS WHATSOEVER) ARISING OUT OF OR IN ANY WAY RELATED TO THE USE OF OR INABILITY TO USE THE LICENSED PATENTS OR OTHERWISE UNDER OR IN CONNECTION WITH ANY PROVISION OF THIS AGREEMENT EVEN IF A REPRESENTATIVE OF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. FOR PURPOSE OF CLARITY, NOTHING IN THIS SECTION DIMINISHES OR OTHERWISE EXCUSES LICENSEE’S OBLIGATION TO PAY THE AMOUNTS REQUIRED UNDER SECTION 4.1.

9.7

NOTWITHSTANDING ANY DAMAGES THAT LICENSEE MIGHT INCUR FOR ANY REASON WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ALL DAMAGES REFERENCED HEREIN), THE ENTIRE AGGREGATE CUMULATIVE LIABILITY OF LICENSOR TO LICENSEE UNDER THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNTS PAID OR PAYABLE BY LICENSEE TO LICENSOR UNDER SECTION 4.1.

9.8

THE PARTIES AGREE THAT THIS LICENSE HAS BEEN VOLUNTARILY AND MUTUALLY AGREED UPON AFTER INTENSIVE NEGOTIATIONS AND ON THE BASIS OF THE PARTY’S UNDERSTANDING, THE PARTIES AGREED TO NEGOTIATE AND ENTER INTO THIS AGREEMENT WITHOUT SUBMITTING THE DETERMINATION OF LICENSE TERMS TO A COURT OR OTHER TRIBUNAL.

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9.9	THE TERMS OF THIS SECTION 9 SHALL APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EVEN IF THIS AGREEMENT OR ANY REMEDY FAILS ITS ESSENTIAL PURPOSE.

9.10

Nothing contained in this Agreement shall be construed as conferring by implication or otherwise upon either Party hereunder any license or right except the licenses and rights expressly granted hereunder to a Party hereto.

10.	CONFIDENTIALITY

10.1

Except to the extent necessary to enforce the terms of this Agreement, each Party will hold the terms, but not the existence, of this Agreement in confidence and shall not publicize or disclose it in any manner whatsoever. Notwithstanding the foregoing, the Parties may disclose this Agreement (i) as required by applicable law or government agency, (ii) in response to a subpoena or during discovery in litigation provided that any such disclosure is protected pursuant to a protective order (or other court sanctioned Court procedure) and that written notice is provided to the Parties at least five (5) business days before production, (iii) in confidence to a Court or Tribunal (or otherwise as directed by law, including pursuant to a Court order), and (iv) to the Parties’ respective attorneys, accountants, auditors, tax preparers, financial advisors and other agents who have a need to know the content of this Agreement and who are subject to a legally binding professional obligation of confidentiality. Licensee may also disclose the scope of the licenses and releases granted in Section 2 to a third party to the extent that Licensee reasonably believes necessary to respond to an inquiry from such third party as to whether products are licensed and/or released and therefore not subject to a claim of infringement. Furthermore, the Parties hereby agree that any Party may disclose solely the fact that a license has been granted to Licensee, without disclosing the terms thereof, including in any required regulatory filing.

11.	NOTICES

11.1

Any notice or other communication to be given hereunder by any Party to any other Party shall be in writing and delivered by personal delivery, nationally recognized overnight courier, or by certified or registered mail, postage prepaid, return receipt requested. Notice shall be deemed communicated on receipt in case of personal delivery, upon the earlier of (i) receipt or (ii) three (3) business days from dispatch in the case of overnight courier, and five (5) business days after

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mailing in the case of mailed notice. All such notices or other communications shall be addressed as set forth below, but any Party may change its address by notice or other communication given in accordance with the provisions of this paragraph, but such change of address shall be effective only upon receipt. In addition to the foregoing, a Party shall provide a courtesy notice by email to any email address provided for the other Party. Such courtesy notice shall not relieve a Party of providing notice as otherwise provided in this Section.

Licensor: U.S. WELL SERVICES, LLC

Attention : Joel N. Broussard

1360 Post Oak Blvd, Suite 1800

Houston, Texas 77056

Emailjoelb@uswellservices.com and

With email copy to: bbellaire@uswellservices.com

Licensee: PROFRAC MANUFACTURING, LLC

Attention : Matt Wilks

333 Shops Blvd., Ste 301Willow Park, TX 76087

With email copy to: legal@profrac.commail

12.	ASSIGNABILITY

12.1

Licensee may assign this Agreement in connection with a corporate reorganization, including a reorganization by merger, consolidation, conversion or conveyance, involving solely one or more of Licensee’s controlled Affiliates; provided that if any such assignee ceases to be a controlled Affiliate of Licensee, then prior to such change, this Agreement shall be assigned to Licensee. Licensee shall not otherwise assign this Agreement or any right hereunder, either in whole or in part, by operation of law or otherwise, including by merger, consolidation, conversion or conveyance, without the prior written consent of Licensor, and such consent shall not be unreasonably withheld. For clarity, issuances of equity by Licensee, sales of equity by security holders of Licensee and/or the combination of Licensee with another Person via merger shall not be deemed an assignment of this Agreement by Licensee for the purposes hereof.

12.2	Licensor shall not assign its rights or obligations under this Agreement unless the assignee of such rights or obligations agrees in writing to be bound by all terms of this Agreement.

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13.	CHOICE OF LAW AND DISPUTE RESOLUTION

13.1

This Agreement shall be governed by, interpreted, and construed in accordance with the laws of Texas, without reference to conflicts of laws principles. Any legal action or other legal proceeding relating to the interpretation or enforcement of any provision of this Agreement must be brought or otherwise commenced in a federal or state court in Harris County, Texas. For limited purposes of this Agreement only, each Party expressly waives and will not assert any objection to the jurisdiction of such state and federal courts in Harris County, Texas in connection with any such legal proceeding.

14.	MISCELLANEOUS

14.1

In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and the unenforceable or invalid provision shall be amended to achieve as closely as possible the spirit of the original provision.

14.2	Subject to Section 11, this Agreement shall inure to the benefit of and bind the successors and assigns of the Parties hereto.

14.3	Words importing the singular shall include the plural and vice versa.

14.4	The Parties hereto are independent contractors, and nothing herein shall be construed as creating a joint venture, partnership, franchise, or other agency between the Parties.

14.5	Any Appendices form part of this Agreement and will have full force and effect as if expressly set out in the body of the Agreement.

14.6	This Agreement and any Appendices constitute the entire agreement between the Parties and supersedes all prior written and oral agreements with respect to the subject matter hereof.

14.7

Except as set forth with respect to the change in banking information as provided in Section 4.4 and as provided in Section 10 regarding the change of addresses for Notices, this Agreement may not be amended except by a written agreement of the Parties.

14.8	Licensee acknowledges having carefully read this Agreement, having obtained adequate explanations on the nature of its provisions, and understanding the latter.

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14.9

If any Party is prevented from performing any portion of the Agreement (except the payment of money) by causes beyond its control, including labor disputes, civil commotion, war, casualty, inability to obtain materials or services or acts of God, such defaulting Party will be excused from performance for the period of the delay and for a reasonable time thereafter.

14.10	The Parties hereto have requested that this Agreement be drafted in English.

14.11

This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An executed facsimile or scanned copy shall have the same force and effect as an executed original.

14.12

No term or provision hereof shall be deemed waived, and no breach excused, unless such waiver or consent is given in writing and signed by the Party claimed to have waived or consented. Any consent by either Party to, or waiver of, a breach by the other Party, whether express or implied, shall not constitute consent to, waiver of, or excuse for any other different or subsequent breach.

14.13

No delay on the part of the Licensor or Licensee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Licensor or Licensee of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other exercise thereof hereunder.

(Signatures on the next page)

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EXECUTED on this 28th day of June, 2021. U.S. WELL SERVICES, LLC Signature: /s/ Joel Broussard Name: Joel Broussard Title: President & CEO	EXECUTED on this 29th day of June, 2021. PROFRAC MANUFACTURING, LLC Signature: /s/ Matt Wilks Name: Matt Wilks Title: President & CFO

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APPENDIX A

WIRING INSTRUCTIONS FOR PAYMENTS TO LICENSOR

For Domestic Wires (U.S.) only

Bank Name:

Bank Address:
Routing Number:

Beneficiary Account Name:
Beneficiary Account Number:
Further Credit to: Attention:
Reference:

For International Wires only

Bank Name:

Bank Address:

Routing Number:

Beneficiary Account Name:
Beneficiary Account Number:
COMERICA SWIFT CODE:

Reference:

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